SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2017

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 15, 2017, BCCM, Inc. (“BCCM”), a newly-formed, wholly-owned subsidiary of Air T, Inc. (the “Company”), completed the previously announced acquisition of Blue Clay Capital Management, LLC (“Blue Clay Capital”), an investment management firm based in Minneapolis, Minnesota. In connection with the transaction, BCCM acquired the assets of, and assumed certain liabilities of, Blue Clay Capital in return for payment to Blue Clay Capital of $1.00, subject to adjustment for Blue Clay Capital’s net working capital as of the closing date. Gary S. Kohler, a director of the Company, was the sole owner of Blue Clay Capital. In connection with the transaction, BCCM replaced Blue Clay Capital as the managing general partner of certain investment funds managed by Blue Clay Capital, Mr. Kohler entered into an employment agreement with BCCM to serve as its Chief Investment Officer in return for an annual salary of $50,000 plus variable compensation based on the management and incentive fees to be paid to the subsidiary by certain of these investment funds and eligibility to participate in discretionary annual bonuses and David Woodis, President of Blue Clay Capital, entered into an employment agreement with BCCM to serve as its Chief Operating Officer and Chief Financial Officer in return for an annual salary of $125,000 plus revenue sharing and eligibility to participate in discretionary annual bonuses. The Board of Directors of the Company has concluded that Mr. Kohler is no longer independent in light of the transactions. Blue Clay Capital generated a net operating loss of $54,000 for the twelve months ended September 30, 2017.

The foregoing description is not a complete statement of the parties’ rights and obligations under the acquisition agreement and other agreements related to the transactions completed. The above description is qualified in its entirety by reference to the agreements filed with the Company’s November 6, 2017 Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, all of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company currently anticipates entering into a financing arrangement with Minnesota Bank & Trust (“MBT”) on December 21, 2017, pursuant to which MBT will extend $26,900,000 in financing in the form of a floating rate $10,000,000 revolving credit facility, and three fixed rate amortizing term loans in the amounts of $10,000,000, $5,000,000 and $1,900,000. The loans will be guaranteed by certain subsidiaries of Air T and secured by a first lien on all personal property of Air T and the guaranteeing subsidiaries. The Company currently intends to use the proceeds of the financing to refinance indebtedness owed to BB & T by Air T and certain of its subsidiaries. The Company intends to enter into a swap agreement to fix the interest rate on the $10,000,000 term note.

The above discussion is qualified in its entirety by reference to the attached form of notes, credit agreement, security agreement and form of subsidiary guarantee filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, which include the current forms of the material financing documents and which are incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibits 10.1 – 10.7) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibits 10.1 – 10.7) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve expectations, projections, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “intend,” “continue,” “will,” or “may” or other comparable terms and phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results and actions to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include a variety of factors, many of which are beyond the Company’s control, many of these factors are described from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results speak only as of the date that such statements are made, and the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results and actions may vary materially from these statements. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Form of Credit Agreement between Air T, Inc. and Minnesota Bank & Trust.

10.2	Form of Air T, Inc. Term Note A in the principal amount of $10,000,000 to Minnesota Bank & Trust.

10.3	Form of Air T, Inc. Term Note B in the principal amount of $5,000,000 to Minnesota Bank & Trust.

10.4	Form of Air T, Inc. Term Note C in the principal amount of $1,900,000 to Minnesota Bank & Trust.

10.5	Form of Air T, Inc. Revolving Credit Note in the principal amount of $10,000,000 to Minnesota Bank & Trust.

10.6	Form of Security Agreement.

10.7	Form of Subsidiary Guarantee Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2017

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

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